Exhibit 99.1

Marketing Technology Software Company

Bridgeline Announces Financial Results for the First Quarter of Fiscal 2021

Subscription and Licenses Revenue Increases by 15%

Positive Net Income, Operating Income and Adjusted EBITDA

Woburn, Mass., February 11, 2021 - Bridgeline Digital, Inc. (NASDAQ: BLIN), a provider of cloud-based Marketing Technology software, today announced financial results for its fiscal first quarter ended December 31, 2020.

“Our eCommerce360 strategy continues to deliver strong operating profit, faster customer wins, and strategic growth opportunities,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer.

“The acquisition of Woorank SRL will accelerate our eCommerce360 strategy with thousands of sales leads per month and an intelligent recommendation dashboard to cross-sell our software throughout our customer-base,” continued Mr. Kahn. “Woorank will become a central dashboard for all of our customers that connects our entire product line into a unified engine that helps them grow online their revenue.”

First Quarter Summary:

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Total revenue, which is comprised of Licenses and Services revenue, was consistent at $2.8 million for the quarters ended December 31, 2020 and 2019. License revenue grew by 15% and Services decreased by 24%.

●

Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue and perpetual license revenue increased 15% to $2 million for the quarter ended December 31, 2020, from $1.7 million for the same period in 2019. As a percentage of total revenue, Subscription and licenses revenue increased 9% to 70% of total revenue for the quarter ended December 31, 2020, compared to 61% for the same period in 2019. This increase is attributed to significant multi-year license renewals across our diverse portfolio of Fortune 500 companies.

●

Services revenue decreased $259,000 to $837,000 for the quarter ended December 31, 2020 as compared to $1.1 million for the same period in 2019. As a percentage of total revenue, Services revenue accounted for 30% of total revenue for the quarter ended December 31, 2020, compared to 39% for the same period in 2019. Bridgeline’s overall strategy, called eCommerce 360, has been on increasing recurring subscription revenue with out-of-the-box Apps that require little or no services to implement. This focus and continued growth are expected to further increase our subscription and licenses to services revenue ratio.

●

Gross profit increased 27% or $405,000 to $1.9 million for the quarter ended December 31, 2020 as compared to $1.5 million for the same period in 2019. Cost of revenue decreased 30% or $401,000 to $957,000 for the quarter ended December 31, 2020 compared to $1.4 million for the same period in 2019. This decrease is attributable to a reduction within our fixed costs to operate our cloud-based hosting model and variable internal support costs. Gross margin increased to 66% for the quarter ended December 31, 2020, compared to 52% for the same period in 2019. Subscription and licenses gross margin were 71% for three months ended December 31, 2020 as compared to 54% for the same period in 2019. Services gross margin were 55% for the three months ended December 31, 2020 as compared to 48% for the same period in 2019.

●

Operating expenses decreased 30% or $736,000 to $1.7 million for the quarter ended December 31, 2020 from $2.4 million for the same period in 2019. Included within the quarterly totals as of December 31, 2020 are the net benefits and overall efficiencies of the previously announced reduction of our U.S. and Canada operations; by eliminating redundancies and combining certain responsibilities and functions. These benefits were offset by acquisition charges of $210,000 related to the acquisition of Woorank SRL, respectively.

●	Operating income for the quarter ended December 31, 2020 is $179,000 as compared to an operating loss of $1 million for the same period in 2019.

●

Net loss applicable to common shareholders for the fiscal quarter ended December 31, 2020 is $1.2 million, compared to $2.3 million for the same period in 2019. For the quarter ended December 31, 2020, the Warrant Liability independent revaluation which considers the overall fluctuation in our closing market share price as of December 31, 2020 of $2.58 from the previous quarter’s closing market share price of $1.86, resulted in a $1.4 million non-cash derivative loss attributable to the change in the fair value of the warrant liabilities offset by the government grant income of $88,000 related to the forgiveness of the PPP loan. For the three months ended December 31, 2019, the net gain attributable to the change in fair value of certain derivative warrant liabilities was $1.1 million offset by the deemed dividend on amendment of Series A convertible preferred stock of $2.4 million, respectively.

Financial Results

First Quarter

Total revenue, which is comprised of License and Services revenue, was consistent at $2.8 million for the quarters ended December 31, 2020 and 2019. License revenue grew by 15% and Services decreased by 24%. Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue and perpetual license revenue increased 15% to $2 million for the quarter ended December 31, 2020, from $1.7 million for the same period in 2019. As a percentage of total revenue, Subscription and licenses revenue increased 9% to 70% of total revenue for the quarter ended December 31, 2020, compared to 61% for the same period in 2019. This increase is attributed to significant multi-year license renewals across our diverse portfolio of Fortune 500 companies. Services revenue decreased $259,000 to $837,000 for the quarter ended December 31, 2020 as compared to $1.1 million for the same period in 2019. As a percentage of total revenue, Services revenue accounted for 30% of total revenue for the quarter ended December 31, 2020, compared to 39% for the same period in 2019. Bridgeline’s overall strategy, called eCommerce 360, has been on increasing recurring subscription revenue with out-of-the-box Apps that require little or no services to implement. This focus and continued growth are expected to further increase our subscription and licenses to services revenue ratio.

Gross profit increased 27% or $405,000 to $1.9 million for the quarter ended December 31, 2020 as compared to $1.5 million for the same period in 2019. Cost of revenue decreased 30% or $401,000 to $957,000 for the quarter ended December 31, 2020 compared to $1.4 million for the same period in 2019. This decrease is attributable to a reduction within our fixed costs to operate our cloud-based hosting model and variable internal support costs. Gross margin increased to 66% for the quarter ended December 31, 2020, compared to 52% for the same period in 2019. Subscription and licenses gross margin were 71% for three months ended December 31, 2020 as compared to 54% for the same period in 2019. Services gross margin were 55% for the three months ended December 31, 2020 as compared to 48% for the same period in 2019.

Operating expenses decreased 30% or $736,000 to $1.7 million for the quarter ended December 31, 2020 from $2.4 million for the same period in 2019. Included within the quarterly totals as of December 31, 2020 are the net benefits and overall efficiencies of the previously announced reduction of our U.S. and Canada operations; by eliminating redundancies and combining certain responsibilities and functions. These benefits were offset by acquisition charges of $210,000 related to the acquisition of Woorank SRL, respectively.

Operating income for the quarter ended December 31, 2020 is $179,000 as compared to an operating loss of $1 million for the same period in 2019.

Net loss applicable to common shareholders for the fiscal quarter ended December 31, 2020 is $1.2 million, compared to $2.3 million for the same period in 2019. For the quarter ended December 31, 2020, the Warrant Liability independent revaluation which considers the overall fluctuation in our closing market share price as of December 31, 2020 of $2.58 from the previous quarter’s closing market share price of $1.86, resulted in a $1.4 million non-cash derivative loss attributable to the change in the fair value of the warrant liabilities offset by the government grant income of $88,000 related to the forgiveness of the PPP loan. For the three months ended December 31, 2019, the net gain attributable to the change in fair value of certain derivative warrant liabilities was $1.1 million offset by the deemed dividend on amendment of Series A convertible preferred stock of $2.4 million, respectively.

Adjusted EBITDA gain for the quarter ended December 31, 2020 is $672,000 or $0.15 per diluted share, compared to a loss of $670,000 or $0.24 per diluted share for the same period in 2019.

Conference Call:

Bridgeline Digital, Inc. will hold a conference call today, February 11, 2021 at 4:30 p.m. Eastern Time to discuss these results. The Company's President and Chief Executive Officer, Ari Kahn and Chief Financial Officer, Mark G. Downey will host the call, followed by a question and answer period.

The details of the conference call and replay are as follows:

What:	Bridgeline Digital First Quarter 2020 Earnings Call
When:	Thursday, February 11, 2021
Time:	4:30 p.m. ET
Live Call:	(877) 837-3910, domestic
(973) 796-5077, international
Replay:	(855) 859-2056
(404) 537-3406
Conference ID:	4174591

Please call the conference telephone number 5 – 10 minutes prior to the start time. An operator will register your name and organization.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income/(loss), non-GAAP adjusted earnings/(loss) per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income/(loss) and non-GAAP adjusted earnings/(loss) per diluted share are calculated as net income/(loss) or net income/(loss) per share on a diluted basis, excluding, where applicable, amortization of intangible assets, non-cash stock-based compensation, goodwill impairment charges, restructuring and acquisition-related costs, preferred stock dividends and any related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization, non-cash stock-based compensation charges, goodwill impairment charges, restructuring and acquisition-related costs, changes in fair value of derivative liabilities and warrant expense, amortization of debt discounts, preferred stock dividends and any related tax effects. Bridgeline uses non-GAAP adjusted net income/(loss) and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income/(loss) and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor for Forward-Looking Statements

Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These statements appear in a number of places in this press release and include statements regarding the intent, belief or current expectations of Bridgeline Digital, Inc. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the COVID – 19 pandemic and related public health measures that may affect our financial results; business operations and the business of our customers, suppliers and partners; our ability to retain and upgrade current customers, increasing our recurring revenue, our ability to attract new customers, our revenue growth rate; our history of net loss and our ability to achieve or maintain profitability, our liability for any unauthorized access to our data or our users’ content, including through privacy and data security breaches; any decline in demand for our platform or products; changes in the interoperability of our platform across devices, operating systems, and third party applications that we do no control; competition in our markets; our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products, particularly in light of potential disruptions to the productivity of our employees resulting from remote work; our ability to manage our growth or plan for future growth, and our acquisition of other businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital Market, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Bridgeline Digital, Inc. assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

About Bridgeline Digital

Bridgeline helps companies grow online revenues by increasing their traffic, conversion rate, and average order value with its Unbound platform and suite of apps.  To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Company Contact

Bridgeline Digital, Inc.

Mark G. Downey

Chief Financial Officer

(631) 203-6820

mdowney@bridgeline.com

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)

	Three Months Ended
	September 30
	2020	2019
Reconciliation of GAAP net income/(loss) to non-GAAP adjusted net income/(loss):
GAAP net loss applicable to common shareholders	$(1,162)	$(2,257)
Amortization of intangible assets	218	235
Stock-based compensation	51	30
Restructuring and acquisition-related charges	210	5
Convertible Preferred stock dividends	-	2,393
Non-GAAP adjusted net income/(loss)	$(683)	$406

Reconciliation of GAAP net earnings/(loss) per diluted share to non-GAAP adjusted net earnings/(loss) per diluted share:
GAAP net loss applicable to common shareholders	$(0.26)	$(0.81)
Amortization of intangible assets	0.05	0.08
Stock-based compensation	0.01	0.01
Restructuring and acquisition-related charges	0.05	0.00
Convertible Preferred stock dividends	-	0.86
Non-GAAP adjusted net earnings/(loss) per diluted share	$(0.15)	$0.15

Reconciliation of GAAP net income/(loss) to Adjusted EBITDA:
GAAP net loss applicable to common shareholders	$(1,162)	$(2,257)
Provision for income tax	(6)	3
Interest and other expense, net	(6)	-
Government grant income	(88)	-
Change in fair value of warrants	1,441	(1,101)
Amortization of intangible assets	218	235
Depreciation	12	18
Restructuring and acquisition-related charges	210	5
Other amortization	2	5
Stock-based compensation	51	30
Convertible Preferred stock dividends	-	2,393
Adjusted EBITDA	$672	$(669)

Reconciliation of GAAP net earnings/(loss) per diluted share to Adjusted EBITDA per diluted share:
GAAP net loss applicable to common shareholders	$(0.26)	$(0.81)
Provision for income tax	(0.00)	0.00
Interest and other expense, net	(0.00)	-
Government grant income	(0.02)	-
Change in fair value of warrants	0.33	(0.39)
Amortization of intangible assets	0.05	0.08
Depreciation	0.00	0.01
Restructuring and acquisition-related charges	0.05	0.00
Other amortization	0.00	0.00
Stock-based compensation	0.01	0.01
Convertible Preferred stock dividends	-	0.86
Adjusted EBITDA per diluted share	$0.15	$(0.24)

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	December 31,
	2020	2019
Revenue:
Digital engagement services	$837	$1,096
Subscription and perpetual licenses	1,999	1,736
Total revenue	2,836	2,832

Cost of revenue:
Digital engagement services	374	568
Subscription and perpetual licenses	583	790
Total cost of revenue	957	1,358
Gross profit	1,879	1,474

Operating expenses:
Sales and marketing	444	1,032
General and administrative	465	751
Research and development	349	390
Depreciation and amortization	232	258
Restructuring and acquisition-related	210	5
Total operating expenses	1,700	2,436
Income (loss) from operations	179	(962)
Interest expense and other, net	6	-
Government grant income	88	-
Change in fair value of warrant liabilities	(1,441)	1,101
Income (loss) before income taxes	(1,168)	139
Provision for income taxes	(6)	3
Net income (loss)	$(1,162)	$136
Dividends on convertible preferred stock	-	(79)
Deemed dividend on amendment of Series A convertible preferred stock	-	(2,314)
Net loss applicable to common shareholders	$(1,162)	$(2,257)
Net loss per share attributable to common shareholders:
Basic	$(0.26)	$(0.81)
Diluted	$(0.26)	$(0.81)
Number of weighted average shares outstanding:
Basic	4,420,170	2,798,475
Diluted	4,420,170	2,798,475

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(Unaudited)

	December 31	September 30
	2020	2020
ASSETS
Current assets:
Cash and cash equivalents	$1,277	$861
Accounts receivable, net	863	665
Prepaid expenses	381	268
Other current assets	207	111
Total current assets	2,728	1,905
Property and equipment, net	234	238
Operating lease assets	593	294
Intangible assets, net	2,399	2,617
Goodwill	5,557	5,557
Other assets	92	49
Total assets	$11,603	$10,660

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of operating lease liabilities	$163	$96
Accounts payable	1,133	1,311
Accrued liabilities	931	599
Paycheck Protection Program Liability (Note 10)	-	88
Deferred revenue	1,739	1,511
Total current liabilities	3,966	3,605
Operating lease liabilities, net of current portion	430	198
Warrant liabilities	3,927	2,486
Other long-term liabilities	25	15
Total liabilities	8,348	6,304

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized;
Series C Convertible Preferred stock: 11,000 shares authorized; 350 shares at December 31, 2020 and September 30, 2020, issued and outstanding	-	-
Series A Convertible Preferred stock: 264,000 shares authorized; no shares outstanding at December 31, 2020 and September 30, 2020	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 4,420,170 shares issued and outstanding at December 31, 2020 and September 30, 2020	4	4
Additional paid-in-capital	78,367	78,316
Accumulated deficit	(74,745)	(73,583)
Accumulated other comprehensive loss	(371)	(381)
Total stockholders' equity	3,255	4,356
Total liabilities and stockholders' equity	$11,603	$10,660